                          SUBSIDIARY OF THE REGISTRANT




                                                                                  STATE OR OTHER JURISDICTION
                       NAME                                                             OF INCORPORATION
                       ----                                                             ----------------
                       Magnetran, Inc.                                                     New Jersey




                                    - 52 -